POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of the Chairman of the Board and Chief Executive Officer, Executive Vice Chairman of the Board, President and Chief Financial Officer, and Senior Vice President - General Counsel and Secretary of Camden Property Trust (the “Company”), signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.
execute for and on behalf of the undersigned, in the undersigned’s capacity as an executive officer and/or trust manager of the Company, Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules promulgated thereunder;
2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file any such form with the Securities and Exchange Commission and any stock exchange or similar authority; and
3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, maybe of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The Undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned hereby grants to each such attorney-in-fact the right to appoint a substitute attorney-in-fact from time to time in such attorney-in-fact’s sole discretion. The undersigned acknowledges that the foregoing attorneys- in-fact may rely entirely on information furnished orally or in writing by the undersigned, or a representative of the undersigned, to such attorney-in-fact. The undersigned acknowledges that the foregoing attorneys- in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney replaces and supersedes all prior powers of attorney executed by the undersigned with respect to the subject matter hereof and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of May 2024.

/s/: Mark Gibson